                                                                Exhibit 17(g)(1)


                                                                       JULY 1996
                                                                      PROJECTION

                              SUNSOURCE PROJECTION
                           1997 PRELIMINARY PLAN DATA
                               VS. 1996 PROJECTION

                                                                       1997
                                                                      PRELIM.
                                                     1996 PROJ.        PLAN
                                                     ----------    -----------

Historical EBIT                                     $ 49,675(1)    $ 57,546(2)
                                                    ----------     ----------
Administrative Expenses:
 Deferred compensation                                 1,760          3,631
 Insurance, net                                          495            142
 Compensation expense (3)                              2,298          3,054
 Depreciation expense                                     54             55
 All other Administrative costs (4)                    5,182          6,827
                                                    --------       --------
   Total administrative expense                        9,789         13,709
                                                    --------       --------
Amortization:
 Fixed asset step up                                     262            264
 Inventory                                               228            N/A
 Intangible assets                                       460            398
 Goodwill                                              1,412          1,407
                                                    --------       --------
   Total amortization                                  2,362          2,069
                                                    --------       --------
Other GAAP expense:
 Bank service fees                                       483            480
 All other expense (income), net                         (61)           143
                                                    --------       --------
   Total other expense                                   422            623
                                                    --------       --------

GAAP EBIT (5)                                       $ 37,102       $ 41,145

Amortization                                           2,362          2,069

Administrative depreciation                               54             55

Historical depreciation                                3,300          3,350
                                                    --------       --------
GAAP EBITDA*                                        $ 42,818       $ 46,619
                                                    ========       ========




*Note: Does not include any
       costs related to conversion
       to corporate form or any
       restructuring charge.


NOTES:

(1) Based on 1996 projection included with preliminary plan range schedules less $1,254 risk adjustment. Includes approximately $3,300 of depreciation.

(2)  Includes approximately $3,350 of depreciation.

(3) Salary and bonuses for Phila. operating management and financial staff. (Excluding B. J. Cornelious and M. W. Hillman.)

(4) Includes $283 and $1,500 of expenses for Sun Industrial Services - Chicago office in the 1996 projection and 1997 preliminary plan respectively.

(5)  Excludes management fee expense and G. P. 1% minority interest.

SunSource                                                 1996-2001 PROJECTION                                             JULY 1996
                                                                                                                          PROJECTION

                                                     SDI - ALL DIVISIONS - CONSOLIDATED                            NO RISK (SPECIAL)
                                                     ----------------------------------
                                                          (dollars in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
                                        ACTUAL              ACTUAL              ACTUAL              ACTUAL
HISTORICAL INCOME STATEMENT:             1992                1993                1994                1995                 1996
-----------------------------          ---------           ---------           ---------           ---------            ---------

SALES                                  $449,185            $487,175            $554,819            $601,152             $648,000
                                       --------            --------            --------            --------             --------

GROSS PROFIT                            187,281             199,254             226,382             244,617              261,571
                                       --------            --------            --------            --------             --------

OPERATING EXPENSES                      151,042             160,909             179,989             198,251              209,878
COMMISSION INCOME                           126                 126                 106                 117                  199
                                       --------            --------            --------            --------             --------

OPERATING INCOME                         36,365              38,471              46,499              46,483               51,891

OTHER INCOME (EXPENSE)                      445                (448)                342                 (38)                 243
                                       --------            --------            --------            --------             --------

EBIT                                     36,810              38,023              46,841              46,445               52,134
INTEREST EXPENSE (INCOME)                   164                  71                  96                  37                   80
MGT. FEE EXPENSE (INCOME)                   270                 256                 294                 378                  360
FEDERAL & STATE INCOME TAXES                  0                   0                   0                   0                    0
FOREIGN INCOME TAXES                        519                 388                 569                 639                  508
                                       --------            --------            --------            --------             --------

NET INCOME (HISTORICAL PRE-TAX)          35,857              37,308              45,882              45,391               51,186
                                       --------            --------            --------            --------             --------
DEPRECIATION EXPENSE                      3,040               2,998               2,719               3,074                3,199

NET CASH FROM OPERATIONS                $38,897             $40,306             $48,601             $48,465              $54,385
                                       --------            --------            --------            --------             --------


HISTORICAL BALANCE SHEET:
-------------------------
CASH                                         86                (917)              1,610              (6,353)                   0
ACCOUNTS RECEIVABLE, NET                 53,794              56,971              66,299              73,451               77,491
INVENTORY                                62,960              71,199              80,092              95,488               97,497
OTHER CURRENT ASSETS                      2,717               3,678               2,868               3,308                3,505
                                       --------            --------            --------            --------             --------

TOTAL CURRENT ASSETS                    119,558             130,930             150,869             165,894              178,493

FIXED ASSETS, NET                        13,774              13,571              13,650              13,692               13,892
INTANGIBLE ASSETS                            71                 103                  78                  50                   42
OTHER ASSETS                                334                 377                 212                 526                  400
                                       --------            --------            --------            --------             --------

TOTAL ASSETS                           $133,737            $144,982            $164,809            $180,163             $192,828
                                       --------            --------            --------            --------             --------


ACCOUNTS PAYABLE                         27,893              35,499              39,138              35,415               45,015
NOTES PAYABLE & CURRENT DEBT              2,206               2,914               2,027               1,966                1,962
ACCRUED EXPENSES                         12,447              13,263              17,208              17,333               18,335
                                       --------            --------            --------            --------             --------

TOTAL CURRENT LIABILITIES                42,546              51,676              58,373              54,714               65,312

LONG-TERM CAP LEASE OBLIGATIONS             106                  68                   0                   0                    0
OTHER NON-CURRENT LIABILITIES               209                 121                 (75)               (307)                (173)
HISTORIC CAPITAL                         90,877              93,117             106,511             125,755              127,689
                                       --------            --------            --------            --------             --------

TOTAL LIABILITIES & CAPITAL            $133,737            $144,982            $164,809            $180,163             $192,828
                                       --------            --------            --------            --------             --------

DIVIDENDS (CAPITAL)                     $37,642             $33,895             $32,952             $31,663              $49,252
                                       --------            --------            --------            --------             --------

CAPITAL EXPENDITURES                     $2,089              $2,906              $2,895              $3,150               $3,354
                                       --------            --------            --------            --------             --------

NET TANGIBLE ASSETS                     $94,151             $96,116            $101,281            $118,584             $132,325
                                       --------            --------            --------            --------             --------

RESTUBBED TABLE



                                                          ========P R O J E C T I O N========
HISTORICAL INCOME STATEMENT:               1997                 1998                1999                 2000                2001
-----------------------------            ---------           ---------           ---------            ---------           --------

SALES                                    $705,568            $766,304            $831,968             $903,177            $981,220
                                         --------            --------            --------             --------            --------

GROSS PROFIT                              284,696             309,286             335,339              363,340             393,911
                                         --------            --------            --------             --------            --------

OPERATING EXPENSES                        225,049             242,200             260,851              281,035             303,608
COMMISSION INCOME                             189                 190                 191                  192                 194
                                         --------            --------            --------             --------            --------

OPERATING INCOME                           59,835              67,275              74,678               82,498              90,497

OTHER INCOME (EXPENSE)                        170                 185                 188                  188                 188
                                         --------            --------            --------             --------            --------

EBIT                                       60,005              67,460              74,866               82,686              90,685
INTEREST EXPENSE (INCOME)                      65                  55                  55                   50                  50
MGT. FEE EXPENSE (INCOME)                     360                 360                 360                  360                 360
FEDERAL & STATE INCOME TAXES                    0                   0                   0                    0                   0
FOREIGN INCOME TAXES                          587                 611                 652                  696                 741
                                         --------            --------            --------             --------            --------

NET INCOME (HISTORICAL PRE-TAX)            58,993              66,434              73,799               81,579              89,534
                                         --------            --------            --------             --------            --------
DEPRECIATION EXPENSE                        3,195               3,290               3,350                3,425               3,500

NET CASH FROM OPERATIONS                  $62,188             $69,724             $77,149              $85,004             $93,034
                                         --------            --------            --------             --------            --------


HISTORICAL BALANCE SHEET:
-------------------------
CASH                                            0                   0                   0                    0                   0
ACCOUNTS RECEIVABLE, NET                   84,451              91,290              98,916              107,063             116,133
INVENTORY                                 104,346             111,036             119,185              128,330             138,799
OTHER CURRENT ASSETS                        3,670               3,875               4,040                4,165               4,265
                                         --------            --------            --------             --------            --------

TOTAL CURRENT ASSETS                      192,468             206,201             222,142              239,558             259,197

FIXED ASSETS, NET                          14,497              15,277              16,107               17,012              17,892
INTANGIBLE ASSETS                              37                  35                  34                   34                  34
OTHER ASSETS                                  414                 447                 501                  558                 620
                                         --------            --------            --------             --------            --------

TOTAL ASSETS                             $207,416            $221,961            $238,785             $257,163            $277,744
                                         --------            --------            --------             --------            --------


ACCOUNTS PAYABLE                           50,396              54,578              59,544               64,955              70,860
NOTES PAYABLE & CURRENT DEBT                1,765               1,558               1,404                1,380               1,380
ACCRUED EXPENSES                           19,668              21,429              23,331               25,377              27,622
                                         --------            --------            --------             --------            --------

TOTAL CURRENT LIABILITIES                  71,829              77,564              84,280               91,712              99,862

LONG-TERM CAP LEASE OBLIGATIONS                 0                   0                   0                    0                   0
OTHER NON-CURRENT LIABILITIES                (173)               (173)               (173)                (173)               (173)
HISTORIC CAPITAL                          135,760             144,570             154,678              165,624             178,055
                                         --------            --------            --------             --------            --------

TOTAL LIABILITIES & CAPITAL              $207,416            $221,961            $238,785             $257,163            $277,744
                                         --------            --------            --------             --------            --------

DIVIDENDS (CAPITAL)                       $50,922             $57,624             $63,691              $70,633             $77,103
                                         --------            --------            --------             --------            --------

CAPITAL EXPENDITURES                       $3,800              $4,070              $4,180               $4,330              $4,380
                                         --------            --------            --------             --------            --------

NET TANGIBLE ASSETS                      $133,895            $140,796            $149,037             $158,091            $168,337
                                         --------            --------            --------             --------            --------

* INCLUDES INTERCOMPANY SALES FOR ALL YEARS.

SunSource                                                 1996-2001 PROJECTION                                             JULY 1996
                                                                                                                          PROJECTION

                                                     SDI - ALL DIVISIONS - CONSOLIDATED                            NO RISK (SPECIAL)
                                                     ----------------------------------
                                                          (dollars in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
                                       ACTUAL              ACTUAL              ACTUAL              ACTUAL
                                        1992                1993                1994                1995                 1996
                                        ----                ----                ----                ----                 ----
FINANCIAL STATISTICS:
---------------------

SALES GROWTH, %                            N/A                8.5%               13.9%                8.4%                 7.8%

EBIT GROWTH, %                             N/A                3.3%               23.2%               -0.8%                12.2%

GROSS PROFIT, %                          41.7%               40.9%               40.8%               40.7%                40.4%

OPERATING EXPENSE, % OF SALES            33.6%               33.0%               32.4%               33.0%                32.4%

OPERATING PROFIT, % OF SALES              8.1%                7.9%                8.4%                7.7%                 8.0%

ACCOUNTS RECEIVABLE DAYS                  43.7                42.7                43.6                44.6                 43.6

INVENTORY TURNS                           4.16                4.04                4.10                3.73                 3.96

ACCOUNTS PAYABLE DAYS                     38.9                43.8                42.3                34.8                 42.3

ACCRUED EXPENSES, % OF SALES              2.8%                2.7%                3.1%                2.9%                 2.8%

RETURN ON NET TANGIBLE ASSETS, %         38.1%               38.8%               45.3%               40.4%                40.8%

DIVIDENDS, % OF PRE-TAX INCOME          105.0%               90.9%               71.8%               69.8%                96.2%


EBITA                                  $36,810             $38,055             $46,816             $46,417              $52,126
                                       --------            --------            --------            --------             --------

EBITDA                                 $39,850             $41,053             $49,535             $49,491              $55,325
                                       --------            --------            --------            --------             --------

RESTUBBED TABLE




                                                       ========P R O J E C T I O N========
                                          1997                1998                1999                 2000                2001
                                          ----                ----                ----                 ----                ----
FINANCIAL STATISTICS:
---------------------

SALES GROWTH, %                             8.9%                8.6%                8.6%                 8.6%                8.6%

EBIT GROWTH, %                             15.1%               12.4%               11.0%                10.4%                9.7%

GROSS PROFIT, %                            40.3%               40.4%               40.3%                40.2%               40.1%

OPERATING EXPENSE, % OF SALES              31.9%               31.6%               31.4%                31.1%               30.9%

OPERATING PROFIT, % OF SALES                8.5%                8.8%                9.0%                 9.1%                9.2%

ACCOUNTS RECEIVABLE DAYS                    43.7                43.5                43.4                 43.3                43.2

INVENTORY TURNS                             4.03                4.12                4.17                 4.21                4.23

ACCOUNTS PAYABLE DAYS                       43.0                43.0                43.1                 43.2                43.3

ACCRUED EXPENSES, % OF SALES                2.8%                2.8%                2.8%                 2.8%                2.8%

RETURN ON NET TANGIBLE ASSETS, %           44.3%               48.4%               50.9%                53.1%               54.9%

DIVIDENDS, % OF PRE-TAX INCOME             86.3%               86.7%               86.3%                86.6%               86.1%


EBITA                                    $60,000             $67,458             $74,865              $82,686             $90,685
                                         --------            --------            --------             --------            -------

EBITDA                                   $63,195             $70,748             $78,215              $86,111             $94,185
                                         --------            --------            --------             --------            -------

* EXCLUDES CORPORATE SG&A EXPENSES AND OTHER EXPENSE ITEMS.

                                                                       JULY 1996
                                                                      PROJECTION


                                    SunSource
                               G A A P PROJECTION


                                             1996         1997        1998     1999      2000         2001
                                            ----          ----        ----     ----      ----         ----

Historical E B I T                           $52,134      $60,005    $67,460   $74,866    $82,686   $90,685

Administration Expense:
  -  Deferred Compensation                   $ 2,436      $ 2,558    $ 2,686   $ 2,820    $ 2,961   $ 3,109
  -  Insurance, net                              992          350        368       386        405       425
  -  Compensation Expense                      2,899        3,044      3,196     3,356      3,524     3,700
  -  Depreciation Expense                         45           47         50        52         55        57
  -  All Other Administrative Costs            5,486        5,760      6,048     6,351      6,668     7,002
                                             -------      -------    -------   -------    -------   -------
           Total Administration Expense      $11,858      $11,759    $12,347   $12,965    $13,613   $14,294

Amortization:
  -  Fixed Asset Step Up                     $   254      $   266    $   255   $   255    $   255   $   255
  -  Inventory                                   293          N/A        N/A       N/A        N/A       N/A
  -  Intangible Assets                           459          396         87         -         -          -
  -  Goodwill                                  1,390        1,390      1,390     1,390      1,390     1,390
                                             -------      -------    -------   -------    -------   -------
           Total Amortization                $ 2,396      $ 2,052    $ 1,732   $ 1,645    $ 1,645   $ 1,645


Other G A A P  Expense:
  -  Bank Service Fees                       $   507      $   532    $   559   $   587    $   616   $   647
  -  All Other, net                               (9)         113        118       124        130       137
                                             -------      -------    -------   -------    -------   -------
           Total Other Expense               $   498      $   645    $   677   $   711    $   747   $   784


                 G A A P   E B I T *         $37,382      $45,549    $52,704   $59,545    $66,681   $73,962
                                             =======      =======    =======   =======    =======   =======



*    Excludes Management Fee Expense, and G.P. 1% Minority Interest